Exhibit a.13
                             Articles of Amendment

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                             AETNA SERIES FUND, INC.

                              ARTICLES OF AMENDMENT

         AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter referred to as the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

FIRST: In connection with and in furtherance of a plan of liquidation of Aetna Real Estate Securities Fund, Aetna High Yield Fund, Aetna Mid Cap Fund and Aetna Index Plus Bond Fund, each a separate fund, and series of stock of the Corporation (each a "Liquidating Series"), the Corporation hereby amends its Charter as currently in effect (the "Charter") to include the following:

         A.       As of the Effective Date (as hereinafter defined):
                  (i) each unissued share of each Liquidating Series of stock of the Corporation, par value $0.01 per share, is hereby reclassified into, and shall become, one unissued unclassified share of capital stock of the Corporation; and

                  (ii) the Corporation shall proceed to sell and liquidate all assets belonging to each Liquidating Series and to pay from the proceeds thereof all liabilities belonging to such Liquidating Series. After payment of the liabilities belonging to such Liquidating Series, the remaining proceeds from the sale and liquidation of the assets belonging to such Liquidating Series shall be distributed as a liquidating distribution, as soon as practicable following the Effective Date, but in any event within thirty days thereafter, among the holders of the shares of such Liquidating Series. The date that the liquidating distribution is paid shall be the "Liquidation Date". Holders of the shares of each Liquidating Series shall receive a liquidating distribution in proportion to the number of such shares held by them and recorded on the books of the Corporation as of the close of business on the Liquidation Date.

         B. Upon payment by the Corporation of the liquidating distribution on the Liquidation Date to the holders of shares of each Liquidating Series, each issued and outstanding share of such Liquidating Series shall be canceled and shall cease to be issued and outstanding, and each such canceled share shall be reclassified into, and shall become, one unissued, unclassified share of capital stock of the Corporation.

         C. Upon cancellation of the issued and outstanding shares of each Liquidating Series, and the reclassification of such canceled shares and all unissued shares of each such Liquidating Series to unissued, unclassified shares of capital stock of the Corporation, the provisions of the Charter designating and classifying shares of stock of the Corporation into shares of each Liquidating Series, establishing and describing the preferences, rights, voting powers, restrictions, limitations as to


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                  dividends, qualifications and terms and conditions of
                  redemption of shares of each Liquidating Series and the description, and terms and conditions, of various classes of shares of each Liquidating Series, shall be deleted from the Charter of the Corporation. Such deletions from the Charter of the Corporation shall include only provisions of the Charter as they relate to shares of each Liquidating Series, and to the extent which any provisions of the Charter of the Corporation relate both to shares of a Liquidating Series and one or more other series of stock of the Corporation, such provisions shall remain in the Charter but shall be deemed to apply only to such one or more other series of stock of the Corporation.

SECOND: The amendments to the Charter of the Corporation herein set forth were duly advised by the Board of Directors of the Corporation and approved by the stockholders entitled to vote thereon, as required by the Charter and By-laws of the Corporation and applicable law.

THIRD: The amendments set forth herein do not increase the authorized capital stock of the Corporation.

FOURTH: The amendments set forth herein shall become effective as of the close of business on the date (the "Effective Date") on which these Articles of Amendment, having been duly advised, approved, signed, acknowledged and sealed by the Corporation as required by the laws of the State of Maryland, are filed with and accepted for record by the Department.


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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its undersigned President and witnessed or attested to by its undersigned Assistant Secretary as of the 8th day of September, 2000 and its undersigned President acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth herein are true in all material respects to the best of his knowledge, information and belief.


ATTEST:                                              AETNA SERIES FUND, INC.



/s/ Daniel E. Burton                                 By:/s/ J. Scott Fox
Daniel E. Burton                                         J. Scott Fox
Assistant Secretary                                      President


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